Exhibit 99.1

Molecular Imaging Corporation Reports Continued Revenue Increase and First Annual Profit for Fiscal 2003

    SAN DIEGO--(BUSINESS WIRE)--Sept. 30, 2003--

    Company to hold conference call September 30, 2003 4:30 p.m. ET to discuss Fiscal 2003 results

    Molecular Imaging Corporation ("MLRI" or the "Company") (OTCBB:
MLRI), a leading provider of Molecular Imaging (MI) services to healthcare entities in the U.S., today announced audited results for the fiscal year ended June 30, 2003.
    For the fiscal year ended June 30, 2003, the Company generated revenues of $20,887,924 compared to revenues of $16,302,009 for fiscal year ended 2002 an increase of approximately 28%. Gross margins increased from $6,083,022, or 37.3%, for fiscal year ended 2002, to $8,432,628, or 40.4%, for fiscal year ended 2003. Net income for the fiscal year ended June 30, 2003 was $964,131 compared to a loss of $(5,823,489) for the fiscal year ended June 30, 2002.
    "The Company made significant progress during fiscal year 2003, most important was the income of $589,705 from operations, compared to an operating loss last year of ($3,394,708). In fiscal 2003 we showed improvement in operating results by generating approximately $2,000,000 in cash from operations," said Paul Crowe, President and Chief Executive Officer. "By continuing to focus on delivering quality patient services and state-of-the-art MI/CT technology to our customers, physician adoption for this procedure will increase and should provide the platform for continued revenue growth for fiscal year 2004."
    The Company will hold the conference call at 1:30 p.m. PT (4:30 p.m. ET) on Tuesday, September 30, 2003. For those who wish to participate, the conference call is accessible by telephone at 800-474-5376. Ask the operator to be connected to the Molecular Imaging Corporation call 250762. The call will be recorded and a replay of the call will be available until 12/29/03 by dialing 800-615-3210, access code 250762.

    About Molecular Imaging Corporation

    Molecular Imaging Corporation (www.molecularimagingcorp.com) is a leading national provider of Molecular Imaging (MI) services to the healthcare industry. MI is a powerful information-based imaging procedure used to diagnose, monitor and assess disease severity for many cancers, cardiovascular disease and neurological disorders. The Company operates 20 mobile and permanent (fixed) imaging sites for hospitals, medical centers and physician offices across the U.S. To date, the Company has provided over 55,000 MI procedures. The Company's clinical web site, www.PETadvances.com addresses questions about the various cancers and how molecular imaging can assist and benefit physicians and their patients.
    Molecular Imaging is a medical imaging procedure that displays metabolic and functional characteristics of disease. Other conventional imaging procedures such as X-Ray, Computed Tomography
(CT), Diagnostic Ultrasound and Magnetic Resonance Imaging (MRI) systems provide physicians with anatomical information. Because diseases like cancer, cardiac and neurological disorders often exhibit altered metabolism before the anatomy is changed, MI helps physicians effectively detect and stage these problems at their earliest stages. That information helps define and guide appropriate treatment options, which can eliminate redundant testing, hospitalization, or non-beneficial therapies.

    Certain statements contained in this press release are "forward-looking statements" within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the company with the Securities and Exchange Commission. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward the forward-looking statements contained herein. The companies undertake no obligation to publicly release statements made to reflect events or circumstances after the date hereof.

    CONTACT: Molecular Imaging Corporation
             Sue Kirk, 619-226-6738
             skirk@molecularimagingcorp.com
             or
             Crosslink Financial Communications
             Terry McGovern, 415-924-9900
             www.tmcgovern@crosslinkfinancial.com